                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES NAI-1

                                DISTRIBUTION DATE
                                  JUNE 3, 2002
                             CUSIP NUMBER 740434501

      (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the News America, Inc. Debentures (the "Underlying
            Securities"):

                            Interest:      $1,146,290.00
                            Principal:              0.00
                            Premium:                0.00

      (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                        Paid by the Trust:            $0.00
                        Paid by the Depositor:    $1,000.00

      (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                  Class A:

                     Interest:                  $1,146.2790.75
                     Principal:                          $0.00

                     Unpaid Interest Accrued:            $0.00

      (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                        Principal Amount:       $29,020,000
                        Interest Rate:                7.90%
                        Rating:
                                Moody's Investor Service           Baa3
                                Standard & Poor's Rating Service   BBB-

      (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                    Class A: ($25 Stated Amount)
                    Initial Principal Balance:      $1,139,160